UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2018

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2040 Main St., Suite 225 Irvine, California 92614
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 30, 2018, Terra Tech Corp. (the “Company”) engaged Benjamin & Young LLP (“B&Y”) as its registered public accounting firm for the Company’s 2015 fiscal year. The decision to appoint B&Y was approved by the Audit Committee of the Company’s Board of Directors. This engagement was necessary because the Company’s previous registered public accounting firm for the 2015 fiscal year had been dismissed by the Company on November 22, 2016 as previously reported and is now unable to provide a consent for that year for the Company’s 2017 Annual Report on Form 10-K. The Company’s existing registered public accounting firm, Macias Gini & O’Connell LLP, will continue as the Company’s registered public accounting firm for the 2016 and 2017 fiscal years.

During the Company’s two most recent fiscal years and through January 30, 2018, neither the Company nor anyone on its behalf consulted with B&Y with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: February 2, 2018	By:	/s/ Derek Peterson
Derek Peterson
Chief Executive Officer

3